                                                               EXHIBIT 10.16(a)



                                                  March 11,1997


Dr. Melvin Sharoky
c/o Somerset Pharmaceuticals, Inc.
P.O. Box 30706
Tampa, Florida 33630

      Re:   Continued Employment

Dear Dr. Sharoky:

         This letter confirms our discussions regarding your continued employment pursuant to the Employment Agreement between Bolar Pharmaceutical Co., Inc. (now Circa Pharmaceuticals, Inc.) dated on or about April 26, 1991, as amended by: a) an Amendment dated as of January 19, 1993, and b) a letter dated July 17, 1995 with Exhibit A as an attachment ("July 17 Assumption") by which certain obligations relating to your employment were assumed by Watson Pharmaceuticals, Inc. ("Watson") (such agreement as amended is hereinafter referred to as the "Agreement"). Except as specifically provided below, the terms and conditions of the Agreement shall remain unchanged and in full force and effect:

         1. Term. Regarding Section 1 of the Agreement, the Term of your employment under the Agreement shall be extended for a period of one year, up to and including January 31, 1998, unless sooner terminated or further extended as provided in the Agreement.


         2. Somerset. The parties acknowledge that you presently are serving as the President and a director of Somerset Pharmaceuticals, Inc. ("Somerset") and that a substantial portion of your business time and attention is being devoted to duties on behalf of Somerset.


         3. Base Compensation. Section 4(a) of the Agreement is amended to raise your minimum annual base compensation to $375,000. It is contemplated but not required that Somerset will agree to reimburse Watson for $300,000 of your annual base compensation in a manner acceptable to Watson.


         4. Bonuses and Incentive Compensation. Section 4(b) of the Agreement is amended by adding the following at the end of the Section:

         The bonus or incentive compensation to be paid to Employee under the Agreement for the 1997 fiscal year shall be the following:
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(A)   You shall receive a bonus in the event that Watson's earnings-per-share equals or exceed $2.20 for the 1997 fiscal year in accordance with the following chart:

-------------------------------------------------------------------------------
          EARNINGS PER SHARE                  GROSS AMOUNT OF BONUS
-------------------------------------------------------------------------------
            Less than $2.20                               $0
-------------------------------------------------------------------------------
             $2.20 - $2.24                             $20,000
-------------------------------------------------------------------------------
             $2.25 - $2.29                             $40,000
-------------------------------------------------------------------------------
             $2.30 - $2.34                             $100,000
-------------------------------------------------------------------------------
             $2.35 - $2.39                             $110,000
-------------------------------------------------------------------------------
             $2.40 - $2.44                             $120,000
-------------------------------------------------------------------------------
             $2.45 - $2.49                             $130,000
-------------------------------------------------------------------------------
             $2.50 and up                              $140,000
-------------------------------------------------------------------------------

      All earnings per share figures will be based upon Watson's year-end audited financial statements as approved by Watson's Board of Directors calculated on a pooling-of-interest basis, but will exclude any one-time charges resulting from past or future corporate mergers, reorganizations or other transactions.

(B) In addition, Employee may receive an additional bonus based on the performance of Somerset, such bonus to be determined in the sole discretion of the board of directors of Somerset (or its compensation committee) and to be paid solely by Somerset. In lieu of such bonus or in combination with a cash bonus, Somerset may award additional compensation to Employee in the form or stock ownership or other equity based compensation (e.g., stock options). Watson's board of directors and/or its compensation committee, in its sole discretion, may pay Employee an additional bonus based on Somerset's performance and its review of the amount of any bonus paid or the value of any equity interest transferred to Employee by Somerset.

(C) All bonus payments referred to above shall be reduced by all deductions required by law and shall be paid as soon as reasonably practicable after the Company has completed the closing of its books for the 1997 fiscal year.


      5. Termination for Good Reason. Section 16 of the Agreement is modified by adding the following language after the end of subsection 16(e):

            Employee acknowledges that if he terminates his employment with Watson and within one year thereafter accepts full time employment with Somerset, such termination shall not constitute a termination for Good Reason under the Agreement. Employee further acknowledges and agrees that in the event that he receives and accepts equity based compensation from Somerset (whether stock, stock options or similar form of compensation), including the receipt of such compensation as a bonus, Employee will resign from Watson as an employee and officer and such resignation shall not constitute
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      a termination for Good Reason under the Agreement. In the event of either of the occurrences as described in the foregoing two sentences, Employee shall not be entitled to the Severance Benefits described in Section 17 of the Agreement or any other benefits to which he may be entitled related to a termination for Good Reason and Employee shall only be entitled to any amounts as set forth in Section 12(b) relating to a termination by Employee for other than Good Reason; provided however, that such resignation shall not effect Employee's rights with regards to any then unvested portion of the options for 300,000 shares of Watson stock as provided in the July 17 Assumption.

      6. Severance Benefits. Section 17 (c) is replaced in its entirety by the following:

            (c) In lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, Watson shall pay as severance to the Employee the lump sum amount of $1,350,000; provided however that if such termination shall occur in connection with a Change in Control of Watson occurring after the date hereof and such other requirements as necessary for payment of Severance Benefits are met, then in lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination, Watson shall pay as severance to the Employee a lump sum equal to two and ninety-nine one-hundredths (2.99) times the Employee's Base Salary either:

                  (i) As of the Date of Termination;

                  (ii) As of the date the Change in Control occurred; or

                  (iii) During the twelve (12) months preceding the date of
            Notice of Termination, whichever is greatest, plus an amount equal to two and ninety-nine one-hundredths (2.99) times the amount earned by the Employee under any Incentive Plans in the calendar year ending as of December 31st immediately preceding the Date of Termination or the date the Change in Control of Watson occurs, whichever is greater.

      For purposes of this Agreement, a "Change in Control of Watson" shall mean the occurrence of any of the following events during the Term of this extension of the Agreement:

                  i. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the securities Exchange Act of 1934, as amended [the "Exchange Act"]) (collectively, a "person") of Beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty (20%) percent or more of the then outstanding shares of common stock of Company (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change of Control:
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         (1)      Any acquisition directly from Company (excluding an
                  acquisition by virtue of the exercise of a conversion privilege);

         (2) Any acquisition by an Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering;

         (3)      Any acquisition by Company; or

         (4) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company;

                           ii. The liquidation of all or substantially all of the assets of Company; or

                           iii.     If within two (2) years of:

         (1) The completion of a tender offer or exchange offer for the voting stock of Company (other than a tender offer or exchange offer by Company) or a proxy contest in connection with the election of members of the Board;

         (2) A merger, consolidation, transfer or sale of twenty percent (20%) of the book value of the gross assets of Company measured at the time of such merger, consolidation, transfer or sale in one (1) or more transactions;

         (3) The acquisition by any person, directly or indirectly, of the Beneficial Ownership of securities of Company representing twenty percent (20%) of the Outstanding Common Stock; or

         (4)      Any combination of the foregoing;

                  Dr. Allen Chao is not a member of the Board and a majority of the Board shall not consist of:

                  (a) Persons who were directors of Company on the effective date of the CIRCA Merger; or

                  (b) Persons who were elected or nominated for election as directors with the approval of a majority of the persons referred to in subsection (iii)(D)(I) of this paragraph or persons theretofore elected in accordance with this subsection (iii)(D)(II) of this paragraph.

              7. Andrx. The parties acknowledge that you currently serve as a director of Andrx Corporation ("Andrx") as Watson's designee. Watson agrees that you may retain any fees or other compensation which you receive for serving as a director of Andrx. You agree that you will resign such directorship as Watson's designee at the written request of Watson's Board of Directors.

              8. Effective Date. The amendments to the Agreement contained in this letter are effective February 1, 1997.
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              9.    Notice of Termination. The time period referred to in
Section 12(a)(ii) of the Agreement, which was modified to one (1) day by letter agreement dated December 27, 1996, is hereby changed to fifteen (15) days.

              If this letter is consistent with our agreement regarding your continued employment, please execute four copies of this letter in the space provided below, retain two copies for your files, and return two fully executed copies to Watson to the attention of the undersigned.

                                    Very truly yours,

                                    CIRCA PHARMACEUTICALS, INC.


                                    By:     /s/  Melvin Sharoky
                                       -----------------------------------------
                                    Title:      President and CEO
                                          --------------------------------------

                                    WATSON PHARMACEUTICALS, INC.


                                    By:     /s/  Allen Chao
                                       -----------------------------------------
                                    Title:      CEO and Chairman
                                          --------------------------------------

ACCEPTED:

/s/ Melvin Sharoky
---------------------
Dr. Melvin Sharoky